UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

THE GLIMPSE GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada	001-40556	81-2958271
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 West 38th St., 12th Fl

New York, NY 10018

(Address of principal executive offices) (Zip Code)

(917)-292-2685

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VRAR	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 15, 2023, D.J. Smith and Sharon Rowlands resigned from the Board of Directors of The Glimpse Group, Inc. (the “Company”). D.J. Smith will continue in his position as the Company’s Chief Creative Officer. Mr. Smith and Ms. Rowlands’ resignations are not as a result of any disagreements with the Company on any matters relating to its operations, policies, or practices.

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 15, 2023, the Company held its Annual General Meeting of Stockholders. A total of 10,186,934 shares of common stock, representing approximately 60% of the aggregate shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the meeting.

The stockholders approved the election of Lyron Bentovim, Maydan Rothblum, Jeff Meisner, Ian Charles, Jeff Enslin, Lemuel Amen, and Alexander Ruckdaeschel to serve as serve on a classified board until their respective class term has run and their successors are duly elected and qualified or until their earlier resignation or removal.

The stockholders approved, on an advisory basis, the Company’s FY ‘23 executive compensation (the “Say-on-Pay Proposal”).

The stockholders ratified the appointment of Hoberman & Lesser CPA’s, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024.

The final voting results on these matters were as follows:

1.	Approval of the election of Lyron Bentovim, Maydan Rothblum, Jeff Meisner, Ian Charles, Jeff Enslin, Lemuel Amen, and Alexander Ruckdaeschel to serve on a classified board until their respective class term has run and their successors are duly elected and qualified or until their earlier resignation or removal:

Nominee	Votes For	Votes Against	Votes Abstained
Lyron Bentovim	7,240,093	451,051	9,151
Maydan Rothblum	7,190,298	500,847	9,159
Jeff Meisner	7,007,902	682,810	9,584
Ian Charles	7,239,490	450,524	10,282
Jeff Enslin	7,085,711	604,234	10,351
Lemuel Amen	7,243,334	446,986	9,976
Alexander Ruckdaeschel	7,221,522	451,024	27,770

2.	The stockholders approved, on an advisory basis regarding executive compensation (the “Say-on-Pay Proposal”):

Votes for	Votes Against	Votes Abstained
6,063,056	1,450,209	187,031

3.	The stockholders ratified the appointment of Hoberman & Lesser CPA’s, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024:

Votes for	Votes Against	Votes Abstained
10,186,934	602,650	119,038

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2023

THE GLIMPSE GROUP, INC.

By:	/s/ Lyron Bentovim
Lyron Bentovim
Chief Executive Officer